                                                               EXHIBIT 10(B)(2)




================================================================================



                                 LOAN AGREEMENT

                                 By and Between


                          THE COLONIAL BANCGROUP, INC.
                                 (the Company)



                                      AND



                         SUN BANK NATIONAL ASSOCIATION
                                   (the Bank)



                                August 29, 1995


================================================================================

                               TABLE OF CONTENTS



(The Table of Contents for this Loan Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Loan Agreement.)


                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE ONE
                 DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 1.2      Accounting Terms; Testing of Financial
                                    Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 1.3      Subsidiary Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE TWO
                 AMOUNT AND TERM OF THE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.1      The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.2      Interest on The Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.3      Prepayment of the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.4      Calculation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.5      Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.6      Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.8      Application of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.1      Organization, Corporate Powers, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.2      Authorization of Loan, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.3      Tax Returns and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.4      Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.5      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.6      Changes in Financial Conditions; Adverse
                                    Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.7      Litigation, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.8      Principal Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.9      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.10     Title to Properties and Assets, Liens,
                                    Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.11     Outstanding Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.12     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.13     Regulation G, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE FOUR
                 COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 4.1      Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 4.2      Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE FIVE
                 CONDITIONS OF LENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.2      No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.3      Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.4      Supporting Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE SIX
                 EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE SEVEN
                 RIGHTS UPON DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 7.1      Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 7.2      Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 7.3      Other Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 7.4      Uniform Commercial Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE EIGHT
                 MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.1      Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.2      Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.3      Addresses for Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.4      Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 8.5      Survival of Representations and
                                    Warranties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 8.6      Time of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 8.7      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 8.8      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 8.9      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 8.10     Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 8.11     Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 8.12     Cross Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 8.13     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 8.14     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 8.15     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 8.16     No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 8.17     Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 8.18     No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 8.19     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                   LIST OF SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . .  27


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into this 29th day of August, 1995, by and between:

                 THE COLONIAL BANCGROUP, INC., a Delaware corporation, Post Office Box 1108, Montgomery, Alabama 36192 (hereinafter referred to as the "Company");

                                      and

                 SUN BANK, NATIONAL ASSOCIATION, a national banking association, 200 South Orange Avenue, P.O. Box 3833, Orlando, Florida 32802 (hereinafter referred to as the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Company has requested the Bank to extend a line of credit loan to it up to the maximum principal amount of $15,000,000; and

         WHEREAS, the Bank is willing to make such loan upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, the Company and the Bank agree as follows:


                                  ARTICLE ONE

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings specified in this Section
1.1 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" shall mean this Loan Agreement as originally executed by the parties hereto and all permitted amendments, modifications and restatements hereof.

         "Average Total Assets" shall mean twenty-five percent (25%) of the aggregate sum of the Company's consolidated total assets as indicated on the Company's four (4) most recent quarterly financial statements submitted pursuant to Section 4.1 hereof.

         "Banking Day" shall mean any day other than a Saturday, Sunday or Day on which commercial banks are authorized to close under the laws of State of Florida.

         "Collateral" shall mean one hundred percent (100%) of all of the issued and outstanding shares of common stock of all present and future Subsidiaries of the Company.

         "Day" shall mean a calendar day, unless the context indicates otherwise.

         "Default Rate" shall mean the lesser of (i) twenty-five percent (25%) per annum or (ii) the highest rate of interest permitted from time to time by applicable law.

         "Dollars" shall mean lawful money of the United States of America.

         "Due Date" shall mean the date any payment of principal or interest is due and payable on the Loan or Note.

         "Event of Default" shall mean an event of default specified in Article Six of this Agreement.

         "GAAP" shall mean generally accepted accounting principles consistently applied to the particular item.

         "Interest Period" shall mean any interest period applicable to the Loan as determined pursuant to Section 2.2 hereof.

         "Interest Rate" shall mean the applicable interest rate as determined pursuant to Section 2.2 hereof; provided, however, the Interest Rate shall never exceed the maximum rate allowed by law from time to time.

         "Interest Rate Determination Date" shall mean each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the Banking Day prior to the first Day of the related Interest Period.

         "LIBOR" shall mean, with respect to any Interest Period, the thirty
(30) Day, sixty (60) Day, ninety (90) Day or one hundred eighty (180) Day LIBOR Rate (in accordance with the length of the designated Interest Period) in effect on the Interest Rate Determination Date as published from time to time in Telerate or such other publication as may be designated by the Bank from time to time.

         "Liabilities" shall mean all liabilities and obligations of the Company, all as determined in accordance with GAAP.

         "Loan" shall mean the revolving line of credit loan made by the Bank to the Company pursuant to the terms of this Agreement.

         "Loan Documents" shall mean this Agreement, the Note, the First Amendment to Pledge Agreement, and all of the other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Loan or the transactions contemplated by this Agreement.

         "Margin Securities" shall mean any margin securities within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207).

         "Maturity Date" shall mean (i) August 29, 1997 or (ii) the earlier occurrence of an Event of Default.

         "Net Income" shall mean, for any period, the aggregate of the net income of the Company, determined in accordance with GAAP.

         "Net Loans" shall mean the sum of Company's (i) total loans less unearned income, (ii) Other Real Estate and (iii) repossessions, less (iv) mortgages held for sale in the ordinary course of business.

         "Non-accrual Loans" shall mean loans in which the accrual of interest has been discontinued due to a deterioration in the financial condition of any borrower.

         "Nonperforming Assets" shall mean the sum of the Company's (i) Non-accrual Loans, (ii) Other Real Estate, (iii) Restructured Loans and (iv) repossessions.

         "Nonperforming Assets to Net Loans Ratio" shall mean the ratio of Company's Nonperforming Assets to its Net Loans calculated as set forth in
Section 1.2 of this Agreement.

         "Note" shall mean the Company's promissory note evidencing the Loan together with all amendments, modifications, supplements or renewals thereto or thereof.

         "Obligations", with respect to the Company, shall mean, individually and collectively, all payment and performance duties, obligations and liabilities of the Company to the Bank, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due or to become due, including, without limitation, all such duties, obligations and liabilities of the Company to the Bank, under and pursuant to the Loan Documents and all renewals, modifications or extensions of any thereof.

         "Other Real Estate" shall mean real estate acquired by the Company or any of the Subsidiaries as a result of a deterioration in the financial position of any borrower.

         "Person" shall mean any individual, joint venturer, partnership, firm, corporation, trust, unincorporated organization or other organizational entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

         "Pledge Agreement" shall mean, collectively, that certain Pledge Agreement dated August 6, 1993 and that certain First Amendment to Pledge Agreement dated of even date herewith executed by the Company in favor of the Bank pledging the Collateral, together with all amendments and modifications thereof.

         "Primary Capital" shall mean the sum of Company's (i) total equity capital, (ii) allowance for loan and lease losses and (iii) minority interests in consolidated Subsidiaries.

         "Primary Capital to Total Assets Ratio" shall mean the ratio of Company's Primary Capital to its total assets calculated as set forth in
Section 1.2 of this Agreement.

         "Principal Place of Business" shall mean the principal place of business and the headquarters of the Company at which all of its records are kept which is noted in the preamble of this Agreement.

         "Restructured Loans" shall mean loans classified as restructured on the Company financial statements, in accordance with the requirements of the Federal Deposit Insurance Corporation.

         "Return on Assets Ratio" shall mean the ratio of Company's Net Income for the current quarter and preceding three (3) quarters to its Average Total Assets calculated as set forth in Section 1.2 of this Agreement.

         "Subsidiary" or "Subsidiaries" shall mean, individually or collectively, as the context may require, any national or state banking association, corporation or other entity whose assets and income are at any time includible in the financial statements of the Company in accordance with GAAP, and shall include subsidiaries of a Subsidiary.

         "UCC" shall mean the Florida Uniform Commercial Code, Chapters 671 to 680, inclusive.

         SECTION 1.2 Accounting Terms; Testing of Financial Ratios. All accounting terms used herein shall be construed in accordance with GAAP and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP. In the event of ambiguities in GAAP, the more conservative principle or interpretation shall be used. All financial ratios and covenants contained herein shall be tested quarterly, as at the end of each fiscal quarter of the Company, commencing with the fiscal quarter ending as at June 30, 1995. Compliance with such ratios and covenants shall be tested on a "rolling four (4) quarters" basis by calculating the average of each such ratio for the most recently ended fiscal quarter and the three (3) fiscal quarters immediately preceding the most recently ended fiscal quarter.

         SECTION 1.3 Subsidiary Compliance. Whenever the term "Company" is used throughout this Agreement, it shall mean to include, if applicable in the context as so used, the Subsidiaries such that the Company and each of the Subsidiaries shall perform, be in compliance with or otherwise discharge the applicable term or condition of this Agreement.


                                  ARTICLE TWO

                          AMOUNT AND TERM OF THE LOAN

         SECTION 2.1 The Loan. Upon the execution hereof and the Company's compliance with the terms of Article Five hereof, the Bank shall extend to the Company, subject to the terms and conditions set forth in this Agreement, a revolving line of credit loan in the maximum principal amount of Fifteen Million Dollars ($15,000,000.00). During the term of the Loan, and provided the Loan is not in default, the sums borrowed under the Note may from time to time be repaid, in full or in part, and thereafter reborrowed.

         SECTION 2.2 Interest on The Note. The Loan shall be evidenced by the Note and shall be due and payable in accordance with and as required by
Section 2.7. The Note shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding as follows:

                 (a)      The Interest Rate for each Interest Period shall be:

                          (i) floating at the Prime Rate; or

                          (ii) floating at one and one-half (1 1/2) percentage points (i.e., 150 basis points) in excess of the thirty (30) Day, sixty (60) Day, ninety (90) Day, one hundred twenty (120) Day or one hundred eighty
                          (180) Day LIBOR; or

                          (iii) fixed at one and one-half (1 1/2) percentage points (i.e., 150 basis points) in excess of the annual yield on the highest yielding United States Treasury issue maturing in the calendar month closest to the maturity date of the Note, as published in the Wall Street Journal on the fifth (5th) Banking Day prior to selection of this rate.

                 (b) The Interest Rate set forth in a) (i) and (iii) above, shall be selected by the Company for thirty (30) day Interest Periods only.

                 (c) The Interest Rate set forth in a) (ii) above, shall be determined with reference to the LIBOR for the Interest Period selected.

                 (d) The Company shall give the Bank notice (in writing or by telephone confirmed in writing) of the selection of the applicable Interest Rate at least five (5) Banking Days prior to the end of the next preceding Interest Period. If the Company does not so provide notice to the Bank of the selection of any Interest Rate, then the Company's selection for the immediately preceding Interest Period shall carry over until changed by the Company in accordance with the procedure contained in this Article 2.2.

                 (e) Each Interest Period shall commence on the Day on which the next preceding Interest Period expires unless any Interest Period would otherwise expire on a Day which is not a Banking Day, in which event it shall be extended to expire on the next succeeding Banking Day; provided, that if any Interest Period would otherwise expire on a Day which is not a Banking Day, but is a day of the month after which no further Banking Day occurs in that month, that Interest Period shall expire on the next preceding Banking Day. Any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day on the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month.

                 (f) As soon as practicable after 11:00 a.m. (Orlando, Florida time) on each Interest Rate Determination Date, the Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the Interest Rate which shall apply for the next succeeding Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company.

         From and after the Due Date, interest shall accrue on the unpaid principal balance of the Loan and on all accrued but unpaid interest thereon, or on such defaulted payment, from the Due Date at the Default Rate. Such interest shall continue to accrue until the date of payment in full of all principal and accrued but unpaid interest of such defaulted payment, if applicable.

         SECTION 2.3 Prepayment of the Loan. The Company may prepay all or any part of the principal amount of the Loan outstanding; provided, however, that each permitted partial prepayment shall be applied to the reduction of the Loan, in such manner as the Bank may, in its sole discretion, elect and, further provided, that on the date of the prepayment, there shall exist no Default and all accrued but unpaid interest on the amount of the prepayment through the prepayment date, whether or not due and payable, shall be paid in full prior to any prepayment. Each prepayment other than full payment shall be made prior to 2:00 p.m. (Orlando time) on the date of the prepayment, and shall be made on a Banking Day in immediately available funds. Any prepayment made by the Company shall be applied to amounts due under the Loan in such manner as the Bank may designate in its absolute discretion.

         SECTION 2.4 Calculation of Interest. Any interest due on the Loan or any other Obligations shall be calculated on the basis of a year containing 365 Days. The interest due on any date for payment of interest hereunder shall be that interest to the extent accrued as of midnight on the last Day immediately prior to that interest payment date. Notwithstanding anything herein or in any Loan Document to the contrary, the sum of all interest and all other amounts deemed interest under Florida or other applicable law which may be collected by the Bank hereunder shall not exceed the maximum lawful interest rate permitted by such law from time to time. The Bank and the Company intend and agree that under no circumstance shall the Company be required to pay interest on the Loan or on any other Obligations at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by the Bank in excess of that rate, the Company shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Loan (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to the Company by the Bank.

         SECTION 2.5 Place of Payment. All payments by the Company under the Loan Documents shall be made to the Bank at its banking house at Orlando, Florida, in lawful money of the United States of America and in immediately available funds.

         SECTION 2.6 Set-Off. The Company hereby grants to the Bank a lien on, and a security interest in, the deposit balances, accounts, items, certificates of deposit and monies of the Company in the possession of or on deposit with the Bank to secure and as collateral for the payment and performance of the Obligations. Upon default, the Bank may at any time and from time to time, without demand or notice, appropriate and set-off against and apply the same to the Obligations when and as due and payable.

         SECTION 2.7 Payment of Note. The Company shall pay the Note together with interest at the rate determined in accordance with Section 2.2 as follows:

                 (a) Interest on the unpaid principal amount of the Note shall be payable quarterly on the last Day of each quarter during the term of this Agreement, commencing September 30, 1995 and continuing on the same Day of each and every succeeding quarter during the term hereof until the Maturity Date.

                 (b) The outstanding principal balance of the Loan, together with all accrued but unpaid interest, shall be payable in full on the Maturity Date.

         SECTION 2.8 Application of Payments. All payments made on the Note shall be applied first to interest accrued to the date of payment and next to the unpaid principal balance; provided, however, in the event an Event of Default occurs, payments shall be applied first to any costs or expenses, including attorneys fees, that the Bank may incur in exercising its rights under the Loan Documents, as the Bank may determine.


                                 ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Bank that:

         SECTION 3.1      Organization, Corporate Powers, Etc.

                 (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(ii) has all requisite power and authority, corporate and otherwise, to own its properties and assets and to carry on its business as now conducted and proposed to be conducted, (iii) is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary, and (iv) has the corporate power and authority to execute and deliver, and to perform its obligations under this Agreement, the Note, the Pledge Agreement and the other Loan Documents.

                 (b) Each Subsidiary (i) is a duly organized, validly existing corporation and in good standing under the laws of the United States of America in the jurisdiction in which formed, (ii) has all requisite power and authority, corporate and otherwise, to own its properties and assets and to carry on its business as now conducted and proposed to be conducted, (iii) is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary, and (iv) has the corporate power and authority to execute and deliver, and to perform its obligations under those Loan Documents to which it is a party.

         SECTION 3.2 Authorization of Loan, Etc. The execution, delivery and performance of the Loan Documents by the Company (a) have been duly authorized by all requisite corporate action (no shareholder action being required pursuant to applicable law) and (b) will not (i) violate
(1) any provision of law, any governmental rule or regulation, any order of any court or other agency of government or the Articles of Incorporation or bylaws of the Company or (2) any provision of any indenture, agreement or other instrument to which the Company is a party or by which it or any of its properties or assets are bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company other than as permitted by the terms hereof.

         SECTION 3.3 Tax Returns and Payments. All federal, state and local tax returns and reports of the Company required to be filed have been filed, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of its properties, assets, incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or
(b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of the Company. The charges, accruals, and reserves on the books of the Company in respect of federal, state and local taxes for all fiscal periods to date are adequate and the Company knows of no other unpaid assessment for additional federal, state or local taxes for any such fiscal period or of any basis therefor.

         SECTION 3.4      Agreements.

                 (a) The Company is not a party to any agreement, indenture, lease or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). There are no unrealized losses with respect to any such agreement, indenture, lease or instrument.

                 (b) The Company is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

         SECTION 3.5 Financial Statements. The Company has furnished the Bank with its financial statements as of December 31, 1994. Such financial statements are true and correct in all material respects. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and the Subsidiaries taken as a whole since the date of the financial statements referred to above.

         SECTION 3.6 Changes in Financial Conditions; Adverse Developments. From the date of the annual financial statements referenced in
Section 3.5 hereof, to the date of this Agreement, there has been no change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of the Company and the Subsidiaries from that set forth or reflected in the Company's most recent federal income tax return or in the fiscal year-end financial statements referred to in Section 3.5. other than changes in the ordinary course of business, including acquisitions, none of which have been, either in any case or in the aggregate, materially adverse.

         SECTION 3.7 Litigation, Etc. Except as noted in the financial statements there are no actions, proceedings or investigations pending or threatened, against the Company or affecting the Company (or any basis therefor known to the Company) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of the Company or in any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its operations as now conducted or proposed to be conducted, or in any material liability on the part of the Company and none which questions the validity of this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

         SECTION 3.8 Principal Place of Business. The Principal Place of Business of the Company is at the address noted in the preamble of this Agreement.

         SECTION 3.9 Consents and Approvals. No authorization, license, consent, approval, or undertaking is required under any applicable law in connection with the execution, delivery and performance by the Company of this Agreement, the Note or any of the other Loan Documents.

         SECTION 3.10 Title to Properties and Assets, Liens, Etc. The Company has good and marketable title to its respective real properties other than properties which it leases and good title to all of its other personal property and assets including, but not limited to the Collateral, subject to no encumbrances, liens, security interests or other rights of third parties except as previously disclosed to the Bank in the financial statements provided to the Bank. The Company enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such leases are valid and subsisting and are in full force and effect.

         SECTION 3.11 Outstanding Debt. On the date hereof, the Company has no outstanding indebtedness except as reflected on the financial statements of the Company which have been provided to the Bank.

         SECTION 3.12 Subsidiaries. The only presently existing Subsidiaries of the Company are those listed on Exhibit "A" attached hereto.

         SECTION 3.13 Regulation G, Etc. The Company does not own any Margin Securities. Neither the Company nor the Subsidiaries nor any agent acting on behalf of the Company or the Subsidiaries has taken any action that might cause this Agreement or the Loan Documents to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Act of 1934, in each case as the same is now in effect or as the same may hereafter be in effect.


                                  ARTICLE FOUR

                            COVENANTS OF THE COMPANY

         SECTION 4.1 Affirmative Covenants. The Company covenants, for so long as any of the principal amount of or interest on the Note is outstanding and unpaid or any duty or obligation of the Company or the Bank hereunder or under any other Obligation remains unpaid or unperformed, as follows:

                 (a) Accounting; Financial Statements; Etc. The Company will deliver to the Bank copies of each of the following:

                          (i)     As soon as practicable and in any event
within forty-five (45) Days after the end of each quarterly period during the term of this Agreement, financial statements, all in reasonable detail and certified by the Chief Financial Officer of the Company;

                          (ii)    As soon as practicable and in any event
within ninety (90) Days after the end of each fiscal year, year end audited financial statements (consisting of profit and lose statement, balance sheet and report on changes in stockholders equity) that are reviewed by a certified public accountant acceptable to the Bank, all in reasonable detail and certified by the Chief Financial Officer of the Company;

                          (iii)   Promptly upon the preparation thereof, copies
of all quarterly call reports submitted by the Subsidiaries to the appropriate federal regulatory agency;

                          (iv)    Promptly upon transmission thereof, copies of
all such financial statements, proxy statements, notices, and reports as it shall send to its stockholders and of all registration statements (with exhibits) and all reports which it is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of such Commission;

                          (v)     Promptly upon receipt thereof, a copy of each
other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                          (vi)    With reasonable promptness, such other data
and information as from time to time may be reasonably required by the Bank.

                 (b) Inspection. The Company will permit the Bank or Bank's designated representative to (i) visit any place of business, (ii) inspect its properties, (iii) inspect and make extracts from the Company's books and records, and (iv) discuss the affairs, finances and accounts of the Company with the officers of the Company, all at such reasonable times and as often as may reasonably be requested.

                 (c) Maintenance of Corporate Existence; Compliance with Laws. The Company shall at all times preserve and maintain in full force and effect its corporate existence, powers, rights, licenses, permits and franchises in the jurisdiction of its incorporation; continue to conduct and operate its business substantially as conducted and operated during the present and preceding fiscal year of the Company; operate in full compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

                 (d) Notice of Default. The Company shall immediately notify the Bank in writing upon the happening, occurrence or existence of any Event of Default, or any event or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default, and shall provide the Bank with such written notice, a detailed statement by a responsible officer of the Company of all relevant facts and the action being taken or proposed to be taken by the Company with respect thereto.

                 (e) Maintenance of Properties. The Company shall maintain or cause to be maintained in good repair, working order and condition all properties used or useful in its businesses and from time to time will make or cause to be made all appropriate repairs, renewals, improvements and replacements thereof so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times. The Company will not do or permit any act or thing which might impair the value or commit or permit any waste of its properties or any part thereof (other than acts of nature beyond their control), or permit any unlawful occupation, business or trade to be conducted on or from any of its properties. To the extent the Company leases any of its places of business, it shall maintain and keep current at all times all leases for said places of business.

                 (f) Notice of Suit, Proceedings, Adverse Change. The Company shall promptly give the Bank notice in writing (a) of all threatened or actual actions or suits (at law or in equity) and of all threatened or actual investigations or proceedings by or before any court, arbitrator or any governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, affecting the Company or its Subsidiaries, the rights or other properties of the Company or its Subsidiaries, (i) which involves potential liability of the Company in an amount of $2,500,000 or more, or (ii) which the Company believes in good faith is likely to materially and adversely affect the financial condition of the Company or to impair the right or ability of the Company to carry on its businesses as now conducted or to pay the Obligations or perform the duties under the Loan Documents; (b) of any material adverse change in the condition (financial or otherwise) of the Company; (c) of any seizure or levy upon any part of the properties of the Company or its Subsidiaries under any process or by a receiver and (d) of any memorandum of understanding, cease and desist order or similar action taken by any state or federal regulatory against the Company or any of its Subsidiaries.

                 (g) Execution and Delivery of Loan Documents. The Company shall execute and deliver to the Bank all Loan Documents (to be executed by the Company) as and when requested by the Bank.

                 (h) Insurance. The Company shall timely procure and maintain and comply with such insurance and policies of insurance (including without limitation public liability insurance) as may be required by law and such other insurance including, but not limited to, coverage of real property and improvements, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, or as the Bank may from time to time reasonably request, and, if requested by the Bank, to furnish to the Bank a certificate of said insurance and further providing for thirty
(30) Days notice to the Bank prior to any material amendment, expiration or cancellation.

                 (i) Debts and Taxes and Liabilities. Except for indebtedness, obligations, taxes, assessments, governmental charges and claims, the amount or validity of which is contested by the

Company in good faith and by appropriate and lawful proceedings prosecuted diligently (the aggregate amount of which items shall not be material to the condition (financial or otherwise) and operations of the Company), the Company shall pay and discharge (i) all of its indebtedness and obligations in accordance with their terms and before they shall become in default, (ii) all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or against its properties, prior to the date on which penalties attach thereto, and (iii) all lawful claims which, if unpaid, might become a lien or charge upon any of its properties. The Company shall also set aside and/or pay as and when due all monies required to be set aside and/or paid by any federal, state or local statute or agency in regard to F.I.C.A., withholding, sales or excise or other similar taxes.

         (j) Notification of Change of Name or Business. The Company shall notify the Bank of each change in the name of the Company and of each change of the location of any place of business and the office where the records of the Company are kept, and, in such case, shall execute such documents as the Bank may reasonably request to reflect said change of name or change of location, as the case may be; provided, however, the Principal Place of Business of the Company and the office where the records of the Company are kept may not be kept out of or removed from Montgomery County, Alabama without the prior written consent of the Bank.

         (k) Financial Covenants. As at the end of each of the Company's fiscal quarters, commencing with the fiscal quarter ending September 30, 1993, the Company shall comply with the following financial covenants:

                 (i) The Company shall maintain a Primary Capital to Total Assets Ratio of at least 0.065 to 1.0, or shall maintain total risk-based capital of at least 10.0%; and

                 (ii) The Company shall maintain a Return on Assets Ratio of at least (A) 0.009 to 1.0 through its fiscal year ending in 1995 and (B) 0.0095 to
1.0 thereafter; and

                 (iii) The Company shall maintain a Nonperforming Assets to Net Loans Ratio of less than 0.015 to 1.0.

         Compliance with each of the financial covenants contained in this
Section 4.1(k) shall be calculated in the manner set forth in Section 1.2 of this Agreement.

         SECTION 4.2 Negative Covenants. The Company covenants, for so long as any of the principal amount of or interest on the Note is outstanding and unpaid or any Obligation remains unpaid or unperformed, as follows:

                 (a) Sale of Assets. The Company will not sell, lease, assign, transfer, convey or otherwise dispose of its assets or properties, tangible or intangible, without prior written notice to the Bank other than the sale of mortgages in the usual course of business, or permit any of its Subsidiaries to do the same; provided, however, in the event the Company or any of its Subsidiaries propose to sell certain real estate equities which it or they now or at any time during the term hereof own or acquire in connection with conducting its or their respective business operations, the Bank shall not unreasonably withhold approval with respect to the sale of any such real estate equities, such prior notice shall not be required for assets having a book value of less than $1,000,000 per transaction.

                 (b)      Acquisition or Mergers.  During the term of this
Agreement, the     Company shall notify the Bank in writing of any Company
acquisition, merger or consolidation with any other Person, provided however, the Company shall not, without the Bank's prior written consent, which consent shall not be unreasonably withheld, become a party to a merger or consolidation with any other Person in which the Company is not the surviving entity.

                 (c) Fiscal Year. The Company will not change its fiscal year ending December 31, without reasonable notice to the Bank.

                 (d) Changes in Business. The primary business of the Company will not change from that conducted by it on the date of this Agreement without the consent of the Bank.

                 (e) Other Agreements. The Company will not enter into any arrangements, contractual or otherwise, which would materially and adversely affect its duties or the rights of the Bank under the Loan Documents, or which is inconsistent with or limits or abrogates the Loan Documents.

                 (f) Additional Indebtedness. The Company and/or any Subsidiary shall not create or assume any liability for money borrowed or the equivalent in excess of the aggregate amount of $10,000,000.00 during the term of this Agreement, except for real estate assets pledged to the Federal Home Loan Bank Board of Atlanta in the usual course of business, the indebtedness permitted by this Agreement, indebtedness that is subordinated to the Obligations and indebtedness that results from the sale of commercial paper or similar short term borrowings that arise in the normal and ordinary course of business.

                                  ARTICLE FIVE

                             CONDITIONS OF LENDING

         The obligations of the Bank to lend hereunder and to make any Advance from time to time are subject to the following conditions precedent:

         SECTION 5.1 Representations and Warranties. The representations and warranties set forth in the Loan Documents are true and correct on and as of the date hereof, and on the date of each Advance or disbursement hereunder.

         SECTION 5.2 No Default. On the date hereof and on the date of each Advance or disbursement, the Company shall be in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and no Event of Default nor any event that, upon notice or lapse of time or both, would constitute such an Event of Default, shall have occurred and be continuing at such time.

         SECTION 5.3 Loan Documents. The Company shall have delivered or caused to be delivered to the Bank, in fully executed form, all the Loan Documents, in form and substance satisfactory to the Bank, as the Bank may request and all of the Loan Documents shall be in full force and effect.

         SECTION 5.4 Supporting Documents. On or prior to the date hereof, the Bank shall have received the following supporting documents, all of which shall be satisfactory in form and substance to the Bank:

                 (a) a certificate or certificates, dated as of the date hereof, of (i) the Secretary or any Assistant Secretary of the Company certifying (A) that attached thereto is a true and correct copy of certain resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Loan Documents and the performance of the obligations of the Company and the borrowings thereunder, which resolutions have not been altered or amended in any respect, and remain in full force and effect at all times since their adoption; (B) that attached thereto is a true and correct copy of the Certificate of Incorporation of the Company, and that such Certificate of Incorporation has not been altered or amended, and no other charter documents have been filed, since the date of the filing of the last amendment thereto or other charter document as indicated on the certificate of the Secretary of State of the State of Florida or other appropriate public official in any other state of incorporation attached thereto; (C) that attached thereto is a true and correct copy of the Bylaws of the Company and that such Bylaws are in full force and effect and no amendment thereto is pending which would in any way affect the ability of the Company to enter into and perform the obligations contemplated hereby; and (D) the incumbency and signatures of the officers of the Company signing the Loan Documents and any report, certificate, letter or other instrument or document furnished by the Company in connection therewith, and (ii) another authorized officer of the Company certifying the incumbency and signature of the Secretary or Assistant Secretary of the Company; and

                 (b) a certificate or certificates of the Delaware Secretary of State or other appropriate public official in any other state of incorporation, dated as of a recent date, as to the good standing of the Company.


                                  ARTICLE SIX

                               EVENTS OF DEFAULT

         SECTION 6.1 Events of Default. The following each and all are Events of Default hereunder:

                 (a) Monetary Default. If the Company shall default in any payment of the principal of or interest on the Loan when and as the same shall become due and payable, whether at maturity, by acceleration at the discretion of the Bank or otherwise; or

                 (b) Non-Monetary Default. If the Company or any of the Subsidiaries shall default in the performance of or compliance with any term or covenant contained in the Loan Documents which default or non-compliance shall continue and not be cured within ten (10) Days of the occurrence thereof; or

                 (c) Third Party Default. If the Company or any Subsidiary shall suffer a material default in the performance of any agreement with any Person other than the Bank; or

                 (d) Misrepresentation. If any representation or warranty made in writing by or on behalf of the Company or any Subsidiary or in any other Loan Document shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed; or

                 (e) Dissolution. Any order, judgment, or decree is entered in any proceedings against Company or any Subsidiary decreeing the dissolution of Company or any Subsidiary and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days; or

                 (f) Default Under Pledge Agreement. If the Company fails to fulfill or comply with the terms of the Pledge Agreement or there shall be a default under the Pledge Agreement.

                 (g) Bankruptcy, Failure to Pay Debts, Etc. If the Company or any Subsidiary shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for the Company or any Subsidiary or a substantial part of assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Company or any Subsidiary, in which an order for relief is entered or which remains undismissed for a period of thirty (30) Days or more, or the Company or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for the Company or any Subsidiary or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) Days or more; or

                 (h) Fraudulent Conveyance. The Company or any Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) Days from the date thereof.


                                 ARTICLE SEVEN

                              RIGHTS UPON DEFAULT

         Upon the occurrence or continuing of any Event of Default, the Bank shall have and may exercise any or all of the rights set forth herein (provided, however, the Bank shall be under no duty or obligation to do so):

         SECTION 7.1 Acceleration. To declare the indebtedness evidenced by the Note and all other Obligations to be forthwith due and payable, whereupon the Note and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or in such other

Obligations to the contrary notwithstanding, and, upon such acceleration, the unpaid principal balance and accrued interest upon the Note shall from and after such date of acceleration bear interest at the Default Rate.

         SECTION 7.2 Right of Setoff. To exercise its right of setoff as permitted under Section 2.6.

         SECTION 7.3 Other Rights. To exercise such other rights as may be permitted under any of the Loan Documents or applicable law.

         SECTION 7.4 Uniform Commercial Code. To exercise from time to time any and all rights and remedies of a secured creditor under the UCC and any and all rights and remedies available to it under any other applicable law.


                                 ARTICLE EIGHT

                                 MISCELLANEOUS

         SECTION 8.1 Cumulative Remedies. The remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity. Upon an Event of Default, the Bank may elect to exercise any one or more of such remedies and such election shall not waive or cause the Bank to have elected not to subsequently exercise any other such remedies available to it under the Agreement or any Loan Document.

         SECTION 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or the other Loan Documents, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8.3 Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been given (i) in the case of delivery, when addressed to the other party and delivered to the address set forth below, (ii) in the case of mailing, three (3) Days after said notice has been deposited in the United States Mails, postage prepaid, by certified or return mail, and addressed to the other party as set forth below, and (iii) in all of the cases, when received by the other party. The address at which notices may be sent under this Section 8.3 are the following:

         If to the Company:  THE COLONIAL BANCGROUP, INC.
                             Post Office Box 1108
                             Montgomery, Alabama 36192
                             Attention:  W. Flake Oakley CFO

         If to the Bank:  SUN BANK, NATIONAL ASSOCIATION
                          200 South Orange Avenue
                          Post Office Box 3833
                          Orlando, Florida 32802-3833
                          Attention:  Michael D. Reynolds
                          Vice President

         With a copy to:  A. Guy Neff, Esq.
                          Maguire, Voorhis & Wells, P.A.
                          P.O. Box 633
                          Orlando, FL 32802

Any party may at any time change the address to which notices may be sent under this Section by the giving of notice of such change to the other party in the manner set forth herein.

         SECTION 8.4 Applicable Law. This Agreement, and each of the Loan Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida.

         SECTION 8.5 Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents and be true and correct during the term of the Loan.

         SECTION 8.6 Time of the Essence. Time is of the essence of this Agreement, the Note and the other Loan Documents.

         SECTION 8.7 Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

         SECTION 8.8 Severability. In case any one or more of the provisions contained in this Agreement, the Note or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Note or the other Loan Documents, but this Agreement, the Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein; provided, however, in the event said matter would in the reasonable opinion of the Bank adversely effect the rights of the Bank under any or all of the Loan Documents, the same shall be an Event of Default.

         SECTION 8.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 8.10 Conflict. In the event any conflict arises between the terms of this Agreement and the terms of any other Loan Document, the Bank shall have the option of selecting which conditions shall govern the loan relationship evidenced by this Agreement and, if the Bank does not so indicate, the terms of this Agreement shall govern in all instances-of such conflict.

         SECTION 8.11 Term. The term of this Agreement shall be for such period of time until the Loan and Note have been repaid in full, the Company has no further right to request any Advance on the Loan and all Obligations have been paid to the Bank in full.

         SECTION 8.12 Cross Defaults. A default under any Loan Document, including a default under this Agreement, shall be and constitute a default under each and every Loan Document, including this Agreement. A default under any other obligation of the Company or any of its affiliates to the Bank shall be and constitute a default under this Loan and a default under this Loan shall be and constitute a default under all other obligations of the Company or any of its affiliates to the Bank.

         SECTION 8.13 Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save Bank harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this transaction, all taxes, together in each case with interest and penalties, if any, and any income tax payable by Bank in respect of any reimbursement therefor, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, acquisition and performance of any Note issued under or pursuant to this Agreement (excepting only any tax on or measured by net income of Bank determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the Federal Internal Revenue Code), and the reasonable fees and expenses of any special counsel to Bank in connection with this Agreement and any subsequent modification or enforcement thereof or consent thereunder including, without limitation, attorneys fees and court costs incurred in any legal proceeding whether at the trial or appellate level or in any bankruptcy proceeding. The obligations of Company under this Section
8.13 shall survive the payment of any Note.

         SECTION 8.14 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, this clause shall not by itself authorize any delegation of duties by the Company or any other assignment which may be prohibited by the terms and conditions of this Agreement.

         SECTION 8.15 Further Assurances. The Company shall, from time to time, execute such additional documents as may reasonably be requested by the Bank or the counsel, to carry out and fulfill the intent and purpose of this Agreement and the Loan Documents.

         SECTION 8.16 No Third Party Beneficiaries. The parties intend that this Agreement is solely for their benefit and no Person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

         SECTION 8.17 WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVES ITS RIGHT TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT EXECUTED IN CONJUNCTION WITH THE LOAN EVIDENCED BY THIS AGREEMENT.

         SECTION 8.18 No Waiver. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder, or under the Note or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder.

         SECTION 8.19 Entire Agreement. Except as otherwise expressly provided, this Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, sealed and delivered, as applicable, by their duly authorized officers on the day and year first above written.

                                           COMPANY:

WITNESSES:                                 THE COLONIAL BANCGROUP, INC.

-------------------------                  By:
                                              -------------------------------
Name:                                         W. FLAKE OAKLEY
     --------------------                     Secretary

-------------------------                          (CORPORATE SEAL)

Name:
     --------------------

                                           SUN BANK, NATIONAL ASSOCIATION



-------------------------                  By:
                                              ------------------------------
Name:                                         Michael D. Reynolds
     --------------------                     Vice President


-------------------------

Name:
     --------------------

                                   EXHIBIT A

                              LIST OF SUBSIDIARIES



Colonial Bank
The Colonial BancGroup Building Corporation